                                                                   Exhibit 8.1


                      [letterhead of Thompson & Mitchell]


                               October 30, 1995


Board of Directors
First Sterling Bancorp, Inc.
315 Quail Ridge Drive
Westmont, Illinois 60559

Ladies and Gentlemen:

            You have requested our opinion with regard to certain federal income tax consequences of the proposed merger (the "Merger") of First Sterling Bancorp, Inc. ("First Sterling") with and into Mercantile Bancorporation Incorporated of Illinois ("Merger Sub"), a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI").

            In connection with the preparation of our opinion, we have examined and have relied upon the following:

            (i) The Agreement and Plan of Merger by and among MBI, Merger Sub, and First Sterling dated July 24, 1995, including the schedules and exhibits thereto (the "Agreement");

            (ii) MBI's Registration Statement on Form S-4, including the Proxy Statement/Prospectus contained therein, filed with the Securities and Exchange Commission on October 30, 1995, as supplemented and amended to the date hereof (the "Registration Statement");

            (iii) The representations and undertaking of MBI substantially in the form of Exhibit A hereto;

            (iv) The representations and undertakings of First Sterling and certain holders of First Sterling common stock, par value $1.00 per share ("First Sterling Common Stock"), substantially in the forms of Exhibit B and Exhibit C hereto; and

            (v) The Rights Agreement by and between MBI and Mercantile Bank of St. Louis National Association as rights agent, dated May 23, 1988.

            Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the federal income tax consequences described herein may be inapplicable.

First Sterling Bancorp, Inc.
October 30, 1995
Page 2

                                   OPINION

            Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Merger is consummated in accordance with the Plan, we are of the opinion that for federal income tax purposes:

            1. The Merger will constitute a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code").

            2. Each shareholder of First Sterling who exchanges, in the Merger, shares of First Sterling Common Stock solely for shares of MBI common stock, par value $5.00 per share ("MBI Common Stock"):

                a) will recognize no gain or loss as a result of the exchange, except with regard to cash received in lieu of a fractional share, as discussed below (Code section 354(a)(1));

                b) will have basis for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 3, below) equal to the aggregate adjusted tax basis of the shares of First Sterling Common Stock surrendered (Code section 358(a)(1)); and

                c) will have a holding period for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 3, below) which includes the period during which the shares of First Sterling Common Stock surrendered were held, provided that the shares of First Sterling Common Stock surrendered were capital assets in the hands of such holder at the time of the Merger (Code section 1223(1)).

            3. Each shareholder of First Sterling who receives, in the Merger, cash in lieu of a fractional share of MBI Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by MBI. Provided that the shares of First Sterling Common Stock surrendered were capital assets in the hands of such holder at the time of the Merger, the receipt of such cash will cause the recipient to recognize capital gain or loss, equal to the difference between the amount of cash received and the portion of such holder's basis in the shares of MBI Common Stock allocable to the fractional share (Code sections 1001 and 1222; Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc. 77-41, 1977-2 C.B. 574).

            4. Each shareholder of First Sterling who receives solely cash as a result of the exercise of dissenters' rights will recognize gain or loss (determined separately as to each block of First Sterling
Common Stock exchanged) in an amount equal to the difference between
(i) the amount of cash received by such shareholder and (ii) such shareholder's aggregate adjusted tax basis for the shares of First Sterling Common Stock surrendered, provided that the cash payment does not have the effect of the distribution of a dividend (Code sections 1001 and 302(a)).
Such gain or loss will be capital gain or loss if the shares of First
Sterling Common Stock surrendered were capital assets in the hands of the holder, and long-term or short-term depending on the holder's holding period for

First Sterling Bancorp, Inc.
October 30, 1995
Page 3


each block of First Sterling Common Stock surrendered (Code section 1222). However, if the cash payment does have the effect of the distribution of a dividend, such shareholder will recognize income in the amount of the cash received (without regard to such shareholder's basis in the First Sterling Common Stock surrendered), which generally will be taxable as a dividend (Code sections 302(d) and 301).

            The determination of whether a cash payment has the effect of the distribution of a dividend will be made pursuant to the provisions and limitations of section 302 of the Code, taking into account the stock ownership attribution rules of section 318 of the Code. Because such determination generally will depend on the facts and circumstances of each First Sterling shareholder, we express no opinion as to whether the cash payments discussed in this paragraph 4 will be treated as having the effect of the distribution of a dividend.

            A cash payment will be considered not to have the effect of the distribution of a dividend under section 302 of the Code only if the cash payment (i) results in a "complete redemption" of such shareholder's actual and constructive stock interest, (ii) qualifies as a "substantially disproportionate" reduction in such shareholder's actual and constructive stock interest, or (iii) is not "essentially equivalent to a dividend" (Code section 302(b)(1), (2), (3)).

            A cash payment will result in a "complete redemption" of a shareholder's stock interest if such shareholder does not actually or constructively own any stock after the Merger. A reduction in a shareholder's stock interest will be "substantially disproportionate" if (i) the percentage of outstanding shares actually and constructively owned by such shareholder after the receipt of the cash payment is less than four-fifths (i.e., 80%)
                                                                ----
of the percentage of outstanding shares actually and constructively owned by such shareholder immediately prior to the receipt of the cash payment, and
(ii) such shareholder actually and constructively owns less than 50 percent of the number of shares outstanding after the receipt of the cash payment (Code section 302(b)(2)). The cash payment will not be "essentially equivalent to a dividend" if there has been a "meaningful reduction" (as the quoted term has been interpreted by judicial authorities and by rulings of the Internal Revenue Service (the "Service")) of the shareholder's actual and constructive ownership interest (Code section 302(b)(1); United States v. Davis, 397 U.S.
                                            ----------------------
301 (1970); see, e.g., Rev. Rul. 76-385, 1976-2 C.B. 92; Rev. Rul. 76-364,
            ---  ----
1976-2 C.B. 91).

            Under the traditional analysis (which apparently continues to be used by the Service), section 302 of the Code will apply as though the distribution of cash were made by First Sterling in a hypothetical redemption of First Sterling Common Stock immediately prior to, and in a transaction separate from, the Merger (a "deemed pre-Merger redemption"). Thus, under the traditional analysis, the determination of whether a cash payment results in a complete redemption of interest, qualifies as a substantially disproportionate reduction of interest, or is not essentially equivalent to a dividend will be made by comparing (i) the shareholder's actual and constructive stock interest in First Sterling before the deemed pre-Merger redemption, with (ii) such shareholder's actual and constructive stock interest in First Sterling after the deemed pre-Merger redemption (but before the Merger). Nevertheless, in view of Commissioner v. Clark, 489 U.S. 726 (1989), many tax practitioners
        ---------------------
believe that the continuing validity of the traditional analysis is open to question and that, in a transaction such as the Merger, the receipt of solely cash in exchange for stock actually owned should be treated in accordance with the principles of Commissioner v. Clark, supra, as if the First
                       ---------------------  -----

First Sterling Bancorp, Inc.
October 30, 1995
Page 4


Sterling Common Stock exchanged for cash in the Merger had instead been exchanged in the Merger for shares of MBI Common Stock followed immediately by a redemption of such shares by MBI for the cash payment (a "deemed post-Merger redemption"). Under this analysis, the determination of whether a cash payment satisfies any of the foregoing tests would be made by comparing (i) the shareholder's actual and constructive stock interest in MBI before the deemed post-Merger redemption (determined as if such shareholder had received solely MBI Common Stock in the Merger), with (ii) such shareholder's actual and constructive stock interest in MBI after the deemed post-Merger redemption. Because this analysis may be more likely to result in capital gain treatment than the traditional analysis, each First Sterling shareholder who receives solely cash in exchange for all of the First Sterling Common
Stock he or she actually owns should consult his or her own tax advisor with regard to the proper treatment of such cash.

            The determination of ownership for purposes of the foregoing tests will be made by taking into account both shares actually owned by such shareholder and shares constructively owned by such shareholder pursuant to section 318 of the Code (Code section 302(c)). Under section 318 of the Code, a shareholder will be deemed to own stock that is owned or deemed to be owned by certain members of his or her family (spouse, children, grandchildren, and parents) and other related parties including, for example, certain entities in which such shareholder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such shareholder (or a related person) has the right to acquire upon exercise of an option or conversion right. Section 302(c)(2) of the Code provides certain exceptions to the family attribution rules for the purpose of determining whether a complete redemption of a shareholder's interest has occurred for purposes of Code section 302.

                           * * * * * * * * * * * *

            We express no opinion with regard to (1) the federal income tax consequences of the Merger not addressed expressly by this opinion, including without limitation, (i) the tax consequences, if any, to those shareholders of First Sterling who acquired shares of First Sterling Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and (ii) the tax consequences to special classes of shareholders, if any, including without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities; and (2) federal, state, local, or foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein. Further, our opinion is based upon the Code, Treasury Regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto.
If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the federal income tax consequences described herein may become inapplicable.

            The foregoing opinion reflects our legal judgment solely on the issues presented and discussed herein. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Service or any court of competent jurisdiction will agree with this opinion.

First Sterling Bancorp, Inc.
October 30, 1995
Page 5


            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references made to this letter and to this firm in the Registration Statement.

                                          Very truly yours,

                                          /s/ Thompson & Mitchell

                                                                      Exhibit A

                                  CERTIFICATE
                                  -----------

       The undersigned,      *     , [Undersigned's Title] of Mercantile
                        -----------
Bancorporation Inc., a Missouri corporation ("MBI"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among MBI, Mercantile Bancorporation Incorporated of Illinois, a Missouri corporation ("Merger Sub"), and First Sterling Bancorp, Inc., an Illinois corporation ("First Sterling"), dated July 24, 1995, including the schedules and exhibits thereto (the "Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to First Sterling that the merger of First Sterling with and into Merger Sub (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

       The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF MBI, that:

          (1)  The fair market value of the MBI common stock, par value
$5.00 per share ("MBI Common Stock"), to be received by each First Sterling shareholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the First Sterling common stock, par value $1.00 per share ("First Sterling Common Stock"), surrendered in the Merger by each such shareholder.

          (2) Except as otherwise set forth by the undersigned on an attachment hereto, MBI is aware of no plan, intention or arrangement (including any option or pledge) on the part of any holder of First Sterling Common Stock to sell, exchange or otherwise dispose of any of the MBI Common Stock to be received in the Merger, with the exception of fractional shares of MBI Common Stock to be exchanged for cash pursuant to the Merger.

          (3) Before the Merger, MBI will be in control of Merger Sub within the meaning of section 368(c) of the Code.

          (4) After the Merger, (a) Merger Sub will not issue additional shares of its stock that would result in MBI losing control of Merger Sub within the meaning of section 368(c) of the Code, and (b) neither Merger Sub nor any other member of MBI's "affiliated group" (as the quoted term is defined in Code section 1504, the "MBI Affiliated Group") will have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in Merger Sub that, if exercised or converted, would affect MBI's retention of control of Merger Sub (as defined above). No stock of Merger Sub will be issued in connection with the Merger.

          (5) In the Merger, MBI and Merger Sub will tender no consideration for First Sterling Common Stock other than MBI Common Stock, cash in lieu of fractional shares of MBI Common Stock, and payments made to dissenters, if any.

          (6) Neither MBI nor any other member of the MBI "Affiliated Group" has any plan or intention to redeem or otherwise reacquire any of the MBI Common Stock issued to the shareholders of First Sterling in the Merger.

          (7) Neither MBI nor any other member of the MBI Affiliated Group has any plan or intention (a) to liquidate Merger Sub, (b) to merge Merger Sub with and into another corporation, (c) to sell or otherwise dispose of (whether by dividend distribution or otherwise) the stock of Merger Sub, or
(d) except for transfers described in section 368(a)(2)(C) of the Code, or dispositions made in the ordinary course of business or dispositions approved by Thompson & Mitchell, to cause, suffer, or permit Merger Sub to sell or otherwise dispose of (whether by dividend distribution or otherwise) (i) any assets of First Sterling acquired in the Merger, or (ii) any assets of any other member of First Sterling's "affiliated group" (as the quoted term is defined in Code section 1504, the "First Sterling Affiliated Group").

          (8) After the Merger, Merger Sub will continue the historic businesses of First Sterling and the other members of the First Sterling Affiliated Group, or will use a significant portion of the historic business assets of the members of the First Sterling Affiliated Group in a business (no stock of any member of the First Sterling Affiliated Group shall be treated as a business asset for purposes of this representation).

          (9)  MBI, Merger Sub, First Sterling, and the shareholders of
First Sterling will each pay their respective expenses, if any, incurred in connection with the Merger; provided, however, that MBI or Merger Sub may pay and assume those expenses of First Sterling that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187, including those printing, mailing and filing fees described in Section 5.08 of the Agreement.

          (10) Except with regard to Transaction Costs (as defined below), neither MBI nor any other member of the MBI Affiliated Group will pay any amount or incur any liability to or for the benefit of, or assume or cancel any liability of, any shareholder of First Sterling in connection with the Merger, and no liability to which First Sterling Common Stock is subject will be extinguished as a result of the Merger. For purposes of this representation, (a) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a First Sterling shareholder or to cause by other means the release of such guaranty), and (b) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to First Sterling shareholders with respect to the MBI Common Stock (including cash in lieu of fractional shares thereof) to be delivered in the Merger, (ii) to dissenters, if any, (iii) for legal, accounting, and investment banking and/or advisor services rendered to MBI or Merger Sub, if any, (iv) for those expenses payable or assumable by MBI or Merger Sub in accordance with representation above, and (v) as compensation to any employee of MBI or First Sterling or of any other member of the MBI Affiliated Group or the First Sterling Affiliated Group for services rendered in the ordinary course of his or her employment.

          (11) No indebtedness between First Sterling or any other member of the First Sterling Affiliated Group, on the one hand, and Merger Sub or MBI or any other member of the MBI Affiliated Group, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount,
(b) will be settled, as a result of the Merger, at a discount, or (c) will result in the recognition of gain under Treasury Regulation Sec. 1.1502-13.
No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between First Sterling, on the one hand, and Merger Sub, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

          (12) The payment of cash in lieu of fractional shares of MBI
Common Stock in the Merger will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the First Sterling shareholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the First Sterling shareholders in exchange for their shares of First Sterling Common Stock. The fractional share interests of each First Sterling shareholder will be aggregated, and it is intended that no First Sterling shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

          (13) None of the compensation to be paid or accrued after the Merger to or for the benefit of any shareholder-employee of First Sterling will be separate consideration for, or allocable to, any of his or her shares of First Sterling Common Stock; none of the shares of MBI Common Stock received in the Merger by any First Sterling shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation to be paid or accrued after the Merger to or for the benefit of any First Sterling shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          (14) All payments made to dissenters and all cash payments made in lieu of fractional shares of MBI Common Stock will be funded with assets of MBI. No such payments will be funded with assets of First Sterling.

          (15) With regard to the Rights Agreement by and between MBI and Mercantile Bank of St. Louis National Association (as successor in interest to Mercantile Bank National Association) as rights agent, dated May 23, 1988 (the "Rights Agreement"), no "Distribution Date" (as the quoted term is defined in the Rights Agreement) has occurred, and the Merger will not cause the occurrence of a Distribution Date.

          (16) Neither MBI nor any other member of the MBI Affiliated Group owns, directly or indirectly, any stock of First Sterling other than in a fiduciary capacity; and neither MBI nor any other member of the MBI Affiliated Group has owned, directly or indirectly, any stock of First Sterling within the last five years, other than in a fiduciary capacity or as a result of foreclosure of previously contracted debts.

          (17) No terms of the Agreement have been waived or modified.

       The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

       IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of MBI this ----- day of ------------, 1995.



                                                  -----------------------------

                                                                       Exhibit B

                                  CERTIFICATE
                                  -----------

      The undersigned,       *      , [Title] of First Sterling Bancorp,
                       -------------
Inc., an Illinois corporation ("First Sterling"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Mercantile Bancorporation Incorporated of Illinois, an Illinois corporation ("Merger Sub"), and First Sterling, including the schedules and exhibits thereto, dated July 24, 1995 (the "Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to First Sterling that the merger of First Sterling with and into Merger Sub (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

      The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF First Sterling, that:

          (1) To the knowledge of the undersigned, the fair market value of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received by each First Sterling shareholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the First Sterling common stock, par value $1.00 per share ("First Sterling Common Stock"), surrendered in the Merger by each such shareholder.

          (2) First Sterling will transfer to Merger Sub in the Merger assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by First Sterling immediately prior to the Merger. For purposes of this representation, First Sterling assets used to pay shareholders who receive cash and First Sterling assets used to pay expenses of the Merger or to fund any redemption or distribution within 24 months before the Merger (except for regular, normal dividends) shall be included as assets of First Sterling held immediately prior to the Merger. For purposes of this representation, any asset of First Sterling or any other member of First Sterling's "affiliated group" (as the quoted term is defined in Code section 1504) (the "First Sterling Affiliated Group") that is disposed of within 24 months before the Merger also shall be included as an asset of First Sterling held immediately prior to the Merger, if such asset was disposed of out of the ordinary course of business or in anticipation of the Merger.

          (3) At the time of the Merger and except with regard to Transaction Costs (as defined below), each liability of First Sterling and each liability to which an asset of First Sterling is subject will have been incurred by First Sterling in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the time of the Merger and except with regard to Transaction Costs, First Sterling will not, directly or indirectly, have paid (or loaned) any amount or incurred any liability to or for the benefit of, or assumed or cancelled any liability of, any First Sterling shareholder in connection with the Merger.
For purposes of this representation, (a) the term "First Sterling" shall be deemed also to refer to each other member of the First Sterling Affiliated Group, (b) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term
"liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a First Sterling shareholder or to cause by other means the release of such guaranty), and (c) the term "Transaction
Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any, (ii) for legal, accounting, and investment banking and/or advisor services rendered to First Sterling or any other member of the First Sterling Affiliated Group, if any, and (iii) as compensation to any employee of First Sterling or any other member of the First Sterling Affiliated Group for services rendered in the ordinary course of his or her employment.

          (4) Before the Merger, First Sterling will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in First Sterling that, if exercised or converted after the Merger, would affect MBI's retention of control of Merger Sub (within the meaning of section 368(c) of the Code).

          (5) Expenses, if any, that are incurred in connection with the Merger and are properly attributable to First Sterling's shareholders will be paid by those shareholders and not by First Sterling. First Sterling will pay its own expenses that are incurred in connection with the Merger, with the exception of those printing and filing fees described in Section 5.08 of the Agreement.

          (6) No indebtedness between First Sterling or any other member of the First Sterling Affiliated Group, on the one hand, and Merger Sub or MBI or any other member of MBI's "affiliated group" (defined as above), on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between First Sterling, on the one hand, and Merger Sub, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

          (7) The fair market value of the assets of First Sterling to be transferred to Merger Sub will exceed the sum of the amount of liabilities to be assumed by Merger Sub, plus the amount of liabilities, if any, to which the assets to be transferred are subject.

          (8)  The payment of cash in lieu of fractional shares of MBI
Common Stock will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the First Sterling shareholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the First Sterling shareholders in exchange for their shares of First Sterling Common Stock. The fractional share interests of each First Sterling shareholder will be aggregated, and no First Sterling shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

          (9) None of the compensation paid or accrued before the Merger to or for the benefit of any First Sterling shareholder-employee will be separate consideration for, or allocable to, any of their shares of First Sterling Common Stock; none of the shares of MBI Common Stock received in the Merger by any First Sterling shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Merger to or for the benefit of any First Sterling shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that comes to the attention of the undersigned on or before the date of the Merger that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of First Sterling this ----- day of ---------------, 1995.



                                                     --------------------------

                                                                      Exhibit C

                            SHAREHOLDER CERTIFICATE
                            -----------------------

            The undersigned shareholder of First Sterling Bancorp, Inc., an Illinois corporation ("First Sterling"), [shareholder's name], HEREBY
                                         --------------------
CERTIFIES that (a) I hold   *    shares of First Sterling common stock, par
                          ------
value $1.00 per share ("First Sterling Common Stock"), (b) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Mercantile Bancorporation Incorporated of Illinois, a Missouri corporation ("Merger Sub"), and First Sterling, dated July 24, 1995 (the "Agreement"), and (c) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to First Sterling that the merger of First Sterling with and into Merger Sub (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and (ii) the representations and undertaking recited herein will survive the Merger.

            The undersigned HEREBY FURTHER CERTIFIES that the undersigned has no plan, intention or arrangement (including any option or pledge) to sell, exchange or otherwise dispose of any of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received in the Merger, with the exception of any fractional share of MBI Common Stock to be exchanged for cash pursuant to the Merger.

            The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that comes to the attention of the undersigned on or before the date of the Merger that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

            IN WITNESS WHEREOF, the undersigned has executed this certificate, or caused this certificate to be executed by its duly authorized representative, this ----- day of ---------------, 1995.


                                                    --------------------------